EXHIBIT 21.1
SUBSIDIARIES OF BIOSCRIP, INC.

Applied Health Care, LLC
BioScrip Infusion Management, LLC
BioScrip Infusion Services, Inc.
BioScrip Infusion Services, LLC
BioScrip Nursing Services, LLC
BioScrip PBM Services, LLC
BioScrip Pharmacy (NY), Inc.
BioScrip Pharmacy (Puerto Rico), Inc.
BioScrip Pharmacy Services, Inc.
BioScrip Pharmacy, Inc.
Bradhurst Specialty Pharmacy, Inc.
Cedar Creek Home Health Care Agency, Inc.
Chronimed LLC
CHS Holdings, Inc.
Critical Homecare Solutions, Inc.
Deaconess Enterprises, LLC
Deaconess HomeCare, LLC
East Goshen Pharmacy, Inc.
Elk Valley Health Services, Inc.
Elk Valley Home Health Care Agency, Inc.
Elk Valley Professional Affiliates, Inc.
Gericare, Inc.
Infusion Partners of Brunswick, LLC
Infusion Partners of Melbourne, LLC

Infusion Partners, LLC
Infusion Solutions, Inc.
Knoxville Home Therapies, LLC
National Health Infusion, Inc.
Natural Living, Inc.
New England Home Therapies, Inc.
Option Health, Ltd.
Professional Home Care Services, Inc.
Regional Ambulatory Diagnostics, Inc.
Scott-Wilson, Inc.
South Mississippi Home Health, Inc.
South Mississippi Home Health, Inc. – Region I
South Mississippi Home Health, Inc. – Region II
South Mississippi Home Health, Inc. – Region III
Specialty Pharma, Inc.
Wilcox Medical, Inc.